UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 9, 2015

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Number)
of incorporation)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2015, Codorus Valley Bancorp, Inc. (the “Corporation”) issued a Press Release, attached as Exhibit 99.1, announcing that effective August 9, 2015, Rodney L. Krebs, Chairman of the Board of Directors of the Corporation and PeoplesBank, a Codorus Valley Company, the Corporation’s wholly-owned bank subsidiary (the “Bank”), retired from the Board of Directors due to his attaining the mandatory retirement age of 75, as set forth in the Corporation’s bylaws. In connection with Mr. Krebs’ retirement, the Boards of Directors appointed Larry J. Miller, President and CEO of the Corporation and Bank, to the position of Chairman. Additionally, the Boards appointed D. Reed Anderson, a member of the Board whom the Board has determined to be independent in accordance with the independence standards of the NASDAQ Stock Market, to the position of Vice Chairman and Lead Director.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

	No.	Description
	99.1	Press release of Codorus Valley Bancorp, Inc. dated August 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: August 11, 2015	/s/ Larry J. Miller
Larry J. Miller
President and Chief
Executive Officer
(Principal Executive Officer)